UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 25, 2014, InterMune, Inc. (the “Company”) issued a press release reporting top-line data from the Company’s ASCEND Phase 3 trial evaluating pirfenidone in patients with idiopathic pulmonary fibrosis (IPF). The Company will host an investor conference call at 8:00 a.m. EST on Tuesday, February 25, 2014 to discuss the top-line ASCEND Phase 3 results. Conference call information is as follows:

Conference Call Numbers – 800-738-1032 (U.S.) or +1-212-231-2905 (international), Conference ID# 21709573

Representatives of the Company intend to present the information in the slides attached hereto as Exhibit 99.1, which is being furnished herewith under this Item 7.01.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the slide is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 8.01	Other Events.

On February 25, 2014, the Company announced that top-line data from ASCEND, a Phase 3 trial evaluating pirfenidone in patients with idiopathic pulmonary fibrosis (IPF), demonstrated that pirfenidone significantly reduced IPF disease progression as measured by change in percent predicted forced vital capacity (FVC) from Baseline to Week 52 (rank ANCOVA p<0.000001). Additionally, significant treatment effects were demonstrated on both of the key secondary endpoints of six-minute walk test distance (6MWD) change (p=0.0360) and progression-free survival (PFS) (p=0.0001).

Based on the ASCEND results, the Company is preparing a resubmission of its New Drug Application for pirfenidone to the U.S. Food and Drug Administration (FDA), which it expects to submit by early third quarter of 2014.

Primary Endpoint

The magnitude of the treatment effect of pirfenidone was measured by comparing the proportion of patients in the pirfenidone and placebo groups experiencing either a clinically meaningful change in FVC, or death. A 10% decline in FVC in an individual IPF patient is considered clinically meaningful and strongly predicts mortality. At Week 52, 16.5% of patients in the pirfenidone group experienced an FVC decline of 10% or more or death, compared with 31.8% in the placebo group, representing a 47.9% reduction in the proportion of patients who experienced a meaningful change in FVC, or death. Additionally, at Week 52 the data demonstrated that 22.7% of patients in the pirfenidone group experienced no decline in FVC, compared with 9.7% in the placebo group, representing a 132.5% increase in the proportion of patients whose FVC did not decrease between Baseline and Week 52.

Key Secondary Endpoints

The ASCEND protocol pre-specified 6MWD and PFS as the two key secondary endpoints. Change from Baseline to Week 52 in 6MWD is a measure of exercise tolerance. A 50-meter decrement in walk distance is considered an independent predictor of mortality in an individual patient with IPF. In ASCEND, pirfenidone reduced by 27.5% the proportion of patients who experienced a decline in 6MWD of 50 meters or greater (p=0.0360).

PFS is a measure of time before death or a disease-progression event. A PFS event was defined in the protocol as any of the following: death, percent predicted FVC decrement of 10% or greater or 6MWD decrement of 50 meters or greater. In ASCEND, pirfenidone reduced the risk of death or disease progression by 43% compared to placebo (Hazard Ratio [HR]=0.57; 95% confidence interval, 0.43-0.77; p=0.0001).

Additional Secondary Endpoints

Three additional secondary endpoints were pre-specified in the ASCEND protocol: all-cause mortality, treatment-emergent IPF-related mortality and change from Baseline to Week 52 in dyspnea (shortness of breath). The two mortality analyses were pre-specified for both the ASCEND study and the pooled population of the ASCEND study and the previous Phase 3 CAPACITY studies through 52 weeks. Due to the relatively low overall mortality rate in patient populations in the time frames studied in a single IPF study such as ASCEND, pooled analyses of ASCEND and CAPACITY data provide more statistical power and a more precise estimate of the treatment effect of pirfenidone on mortality.

In the pre-specified mortality analysis of the ASCEND study alone, there were fewer events of all-cause mortality (HR=0.55, log rank p=0.1045) and of treatment-emergent IPF-related mortality (HR=0.44, log rank p=0.2258) in the pirfenidone group compared to the placebo group. ASCEND was not powered to show a difference on these endpoints. The relationship of death to IPF was determined in ASCEND by a blinded adjudication committee.

The pre-specified analyses of the pooled population (N=1,247) across ASCEND and the two Phase 3 CAPACITY studies (taking CAPACITY mortality data through Week 52) showed that the risk of all-cause mortality was reduced by 48% in the pirfenidone group compared to the placebo group (HR=0.52, log rank p=0.0107). Additionally, in the pooled population the risk of treatment-emergent IPF-related death in the pirfenidone group compared to placebo was reduced by 68% (HR=0.32, log rank p=0.0061).

The secondary endpoint of dyspnea, measured by the UCSD SOBQ questionnaire, was not achieved (p=0.1577).

Safety and Tolerability

In ASCEND, pirfenidone showed a favorable safety profile and was generally well tolerated.

A total of 93.5% and 94.6% of patients completed the study, died or had a lung transplant by study day 365 in the pirfenidone and placebo groups, respectively. The percentage of patients discontinuing treatment due to an adverse event was 14.4% in the pirfenidone group and 10.8% in the placebo group. Serious adverse events (SAEs) were reported in 19.8% of patients in the pirfenidone group and 24.9% in the placebo group. Hospitalizations due to respiratory, thoracic and mediastinal SAEs were reported in 3.6% of patients in the pirfenidone group and 11.2% in the placebo group.

The most common AEs with higher incidence in the pirfenidone group were primarily gastrointestinal (e.g., nausea and dyspepsia) and skin-related (e.g., rash). The GI and rash AEs were generally mild to moderate in severity, manageable, reversible and only infrequently led to treatment discontinuations.

Elevations of aminotransferase levels at least 3 times the upper limit of normal occurred in 2.9% of pirfenidone patients (including one case associated with a bilirubin increase) vs. 0.7% of placebo patients. In general, these elevations occurred early, were manageable and reversible, and were similar to those observed in previous pirfenidone studies.

The safety and tolerability profile of pirfenidone was generally consistent with observations from the previous Phase 3 CAPACITY studies, open-label extension studies and post-marketing experience.

The Company intends to present additional data from the ASCEND study at the 2014 American Thoracic Society International Conference in May.

Forward-Looking Statements

To the extent that statements contained herein are not descriptions of historical facts regarding InterMune, Inc., they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including InterMune’s expectations regarding the timing for resubmission of its new drug application with the FDA for pirfenidone; the potential to make pirfenidone available as a medicine to IPF patients in the United States and InterMune’s intention to present additional data on the ASCEND trial at the American Thoracic Society meeting in May 2014. Such forward-looking statements involve substantial risks and uncertainties that could cause InterMune’s clinical development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risk and uncertainties include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s most recent annual report on Form 10-K filed with the SEC on February 21, 2014 (the “Form 10-K”) and other periodic reports filed with the SEC, including but not limited to the following: (i) the risks related to the uncertain, lengthy and expensive clinical development process for the company’s product candidates, including having no unexpected safety, toxicology, clinical or other issues and having no unexpected clinical trial results such as unexpected new clinical data and unexpected additional analysis of existing clinical data; (ii) risks related to the regulatory process for the company’s product candidates, including the possibility that the results of the new 52-week Phase 3 clinical trial (ASCEND) having an FVC endpoint may not be satisfactory to the FDA for InterMune to receive regulatory approval for pirfenidone in the United States; (iii) risks related to unexpected regulatory actions or delays, in particular in connection with our planned resubmission of a Class 2 NDA with the FDA seeking approval of pirfenidone or other government regulation generally; (iv) risks related to our ability to successfully launch and commercialize pirfenidone in the United States, if approved by the FDA and (v) InterMune’s ability to obtain or maintain patent or other proprietary intellectual property protections. InterMune undertakes no obligation to update or revise any forward-looking statements. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-K and InterMune’s other periodic reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Company presentation dated February 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2014	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Executive Vice President of Finance Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company presentation dated February 25, 2014.